Exhibit 10(b)
EX 99.906CERT


Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsection (a) and (b) of 18 U.S.C. 1350
Code)

In connection with the attached Report of The Herzfeld Caribbean Basin Fund, Inc. (the "Fund") on Form N-CSR to be filed with the Securities and Exchange Commission for the fiscal half-year ended December 31, 2003 (the "Report"), each of the undersigned officers of the Fund does hereby certify that, to the best of such officer's knowledge:

     1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund as of, and for, the periods presented in the Report.

Dated: February 19, 2004

/s/ Thomas J. Herzfeld
-----------------------
Thomas J. Herzfeld
President and Chairman
(Principal Executive Officer)

Dated: February 19, 2004

/s/ Cecilia L. Gondor
------------------------
Cecilia L. Gondor
Secretary and Treasurer
(Principal Financial Officer)